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                                                                     EXHIBIT 4.2




                                NO. ___________
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE
                          MAGNUM HUNTER RESOURCES, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
           VOID (UNLESS EXTENDED) AFTER 5:00 P.M., NEW YORK CITY TIME,
                         ON _________________ ___, 2005


         THIS CERTIFIES THAT, ___________________ is the owner and registered holder (the "Registered Holder") of _______ Common Stock Purchase Warrants (the "Warrants"). Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrants Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.002 per share (the "Common Stock"), of Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), at any time prior to 5:00 p.m., New York City time, on ____________ ___, 2005 (the "Expiration Date"), upon the presentation and surrender of this Warrant Certificate with the Election to Purchase Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrants Agent, or its successor (the "Warrants Agent"), accompanied by payment of $15.00 per Warrant, subject to adjustment (the "Warrant Price"), and any and all applicable taxes due in connection with the exercise of the Warrant, in lawful money of the United States of America by wire transfer or official bank, certified check or personal check made payable to the Warrants Agent for the account of the Company; provided, however, if payment is made by personal check, sufficient time must be allowed for the check to clear prior to the Expiration Date.

         THIS WARRANT CERTIFICATE AND EACH WARRANT REPRESENTED HEREBY ARE ISSUED PURSUANT TO AND ARE SUBJECT IN ALL RESPECTS TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANTS AGREEMENT (THE "WARRANTS AGREEMENT"), DATED AS OF ________________ __, 2002, BY AND BETWEEN THE COMPANY AND THE WARRANTS AGENT. REFERENCE IS HEREBY MADE TO THE WARRANTS AGREEMENT FOR A MORE COMPLETE STATEMENT OF THE RIGHTS AND LIMITATIONS OF RIGHTS OF THE REGISTERED HOLDER HEREOF, THE RIGHTS AND DUTIES OF THE WARRANTS AGENT AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY THEREUNDER. COPIES OF THE WARRANTS AGREEMENT ARE ON FILE AT THE OFFICE OF THE WARRANTS AGENT.

         In the event of certain contingencies provided for in the Warrants Agreement, the Warrant Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. The Company also has the right voluntarily to lower the Warrant Price, as set forth in the Warrants Agreement.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrants Agent shall countersign, for the balance of such Warrants.




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         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrants Agent in New York, New York, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrants Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant Certificate are closed for any purpose, the Warrants Agent shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of such transfer books.

         No issuance of shares of Common Stock upon exercise of Warrants shall be made unless there is a current prospectus covering such shares of Common Stock under an effective registration statement under the Securities Act of 1933, as amended (or an exemption therefrom), and registration or qualification of such shares of Common Stock (or an exemption therefrom) has been obtained from the state or other regulatory authorities in the jurisdiction in which such shares of Common Stock are sold. The Company will provide to the Warrants Agent written confirmation of such registration or qualification, or an exemption therefrom, when requested by the Warrants Agent, and the determination of the Company shall be final and binding on the Warrants Agent and each Registered Holder. No Warrant represented hereby shall be exercised or sold by a Registered Holder in any state or other jurisdiction where such exercise would be unlawful.

         Subject to the provisions of the Warrants Agreement, this Warrant may be redeemed at the option of the Company, in whole or in part, at a redemption price of $0.001 per Warrant, at any time, and notice of redemption (the "Notice of Redemption") shall be given not less than 30 days before the date fixed for redemption, all as provided in the Warrants Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.001 per Warrant upon surrender of this Warrant Certificate.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrants Agreement.

         Prior to due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrants Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrants Agent), for all purposes and shall not be affected by any notice to the contrary.



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         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of laws principles.

         This Warrant Certificate is not valid unless countersigned by the Warrants Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized, and a facsimile of its corporate seal to be imprinted hereon.

         Dated: ______________ ___, 2002



                                                MAGNUM HUNTER RESOURCES, INC.


                                                By:
                                                   ----------------------------
                                                   Gary C. Evans,
                                                   Chairman of the Board,
                                                   President and
                                                   Chief Executive Officer


ATTEST:

By:
   -----------------------------------
     Morgan F.  Johnston,
     Vice President, General Counsel
     and Secretary

COUNTERSIGNED:

AMERICAN STOCK TRANSFER
& TRUST COMPANY
as Warrants Agent


By:
   -----------------------------------
     Authorized Officer



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                          MAGNUM HUNTER RESOURCES, INC.


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

UNIF GIFT MIN ACT _____________________ Custodian ___________________ (Minor)
         under Uniform Gifts to Minors Act __________________ (State)

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

         Additional abbreviations may also be used though not in the above list.



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                            ELECTION TO PURCHASE FORM


          (To be Executed by the Registered Holder in Order to Exercise Warrants Represented by the Warrant Certificate on the reverse hereof)


To:      MAGNUM HUNTER RESOURCES, INC.

         The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants, represented by the Warrant Certificate on the reverse hereof, and to purchase the securities issuable upon exercise of such Warrants, and requests that certificates for such securities be issued in the name of:


         ---------------------------------------------------------------
                  (Please print or type your Name and Address)


         ---------------------------------------------------------------
                 (Please print or type your Social Security or
                       Federal Tax Identification Number)


and, if such number of Warrants shall not be all the Warrants represented by the Warrant Certificate on the reverse hereof, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to the Registered Holder at the address stated below. The Registered Holder understands and agrees that the Company may require Registered Holders to establish their exemptions from backup withholding or to arrange for payment of backup withholding.

Dated:
      -----------------------

Name of holder of the Warrant Certificate:
                                          ------------------------------------
                                                   (Please Print or Type)

Address:
        ----------------------------------------------------------------------

Signature:
          --------------------------------------------------------------------

         NOTICE: The above signature must correspond with the name as written upon the face of the Warrant Certificate on the reverse hereof in every particular, without alternation or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the Warrant Certificate on the reverse hereof is registered, the signature of the holder hereto must be "medallion" guaranteed.

Signature Guaranteed:
                     ---------------------------------------------------------



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                                   ASSIGNMENT


              (To be Executed by the Registered Holder in Order to Assign Warrants Evidenced by the Attached Warrant Certificate)


  For value received, the undersigned hereby sells, assigns and transfers unto

         ---------------------------------------------------------------
                 (Name and Address of Assignee) (Print or Type)


         ---------------------------------------------------------------
       (Social Security or Federal Tax Identification Number of Assignee)


         ---------------------------------------------------------------
                     (Number of Warrants being transferred)


Warrants of Magnum Hunter Resources, Inc., together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________________, as attorney to transfer said Warrants on the books of Magnum Hunter Resources, Inc., with full power of substitution in the premises.

Dated:
      ------------------------------

Signature of Registered Holder:
                               -----------------------------------------------

         NOTICE: The above signature must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alternation or enlargement or any change whatsoever.

Signature Guaranteed:
                     ---------------------------------------------------------

SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO RULE 17Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934.